                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                      ARTICLES OF INCORPORATION, AS AMENDED
                                       OF
                                  SURG II, INC.

         The undersigned, the President and Chief Executive Officer of Surg II, Inc., a Minnesota business corporation (the "Corporation") organized under the provisions of Minnesota Statutes, chapter 302A, hereby certifies that the shareholders of the Corporation at a duly called special meeting thereof, held on February 12, 2002, by affirmative vote of shareholders owning a majority of the shares present in person and by proxy, in accordance with the Minnesota Business Corporation Act, duly adopted a resolution to amend the Articles of Incorporation of the Corporation, as amended, by amending Article I thereof to read in its entirety as follows:

                                   ARTICLE I.
                                      Name

                  The name of this corporation is Chiral Quest, Inc.


         IN WITNESS WHEREFORE, I have hereunto set my hand this 12th day of February, 2003.


                                      /s/ Kenneth W. Brimmer
                                      -------------------------------------
                                      Kenneth W. Brimmer
                                      President and Chief Executive Officer


                 STATE OF MINNESOTA
                 DEPARTMENT OF STATE
                        FILED
                     FEB 12 2003
                 /s/ Mary Kiffmeyer
                 Secretary of State